STATE OF DELAWARE

CERTIFICATE OF TRUST

OF

O'CONNOR FUND OF FUNDS: MASTERS

This Certificate of Trust of O'Connor Fund of Funds: Masters (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.           Name.  The name of the trust formed hereby is O'Connor Fund of Funds: Masters.

2.           Registered Office; Registered Agent.  The name and business address of the registered agent of the Trust in the State of Delaware are Maples Fiduciary Services (Delaware) LLC, 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807.

3.           Investment Company.  The Trust will become a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4.           Effective Date.  This Certificate of Trust shall be effective upon filing.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act this 21st day of February, 2013.

/s/ Nicholas J. Vagra
Name:	Nicholas J. Vagra
Title:	Trustee